Exhibit 23.1

                         Consent of Independent Auditors


We consent to the inclusion in this Current Report on Form 8-K of our reports dated February 28, 2004, with respect to the financial statements of FSP Addison Circle Corp., FSP Collins Crossing Corp., FSP Montague Business Center Corp., and FSP Royal Ridge Corp. and to their incorporation by reference in the Registration Statement on Form S-8 (No. 333-91860) of Franklin Street Properties Corp.


/s/ Braver and Company, P.C.
Braver and Company, P.C.
Newton, Massachusetts
November 17, 2004